UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 15, 2004
Date of Report (Date of earliest event reported)

BRADEN TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

NEVADA	0-25827	88-0419475
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

#306 – 1140 Homer Street
Vancouver, British Columbia, Canada	V6B 2X6
(Address of principal executive offices)	(Zip Code)

 604-689-1659
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

ITEM 5.     OTHER EVENTS AND REGULATION FD DISCLOSURE

Braden Technologies Inc. (the “Company”) has entered into share purchase agreements with each of the shareholders of Lincoln Gold Corp., a Nevada corporation (“Lincoln Gold”) for the acquisition by the Company of all the issued and outstanding shares of Lincoln Gold. The share purchase agreements are dated March 15, 2004. The share purchase agreements contemplate the acquisition of all 2,400,000 outstanding shares of Lincoln Gold in consideration for the issuance of 24,000,000 shares of the Company’s common stock to the shareholders of Lincoln Gold on the basis of ten shares of the Company for each share of Lincoln Gold. The closing of the share purchase agreements is scheduled for March 26, 2004. Closing will be conditional upon delivery to the Company of audited financial statements of Lincoln Gold for the period ended December 31, 2003. Accordingly, there is no assurance that the acquisition will be completed. If the acquisition completes as contemplated by the share purchase agreements, then there will be an aggregate of 35,400,000 shares of the Company’s common stock outstanding, of which 24,000,000 shares, representing 67.8%, will be owned by the former shareholders of Lincoln Gold. In addition, a $200,000 convertible note issued by Lincoln Gold will be convertible into 5,000,000 shares of the Company’s common stock on the basis of $0.04 per share in the event the acquisition completes. The share purchase agreements contemplate Andrew F.B. Milligan and Paul F. Saxton, each of whom is a director of Lincoln Gold, and James Chapman and James Currie, each of whom is a shareholder of Lincoln Gold, will be appointed as directors of the Company upon completion of the acquisition of Lincoln Gold. Accordingly, there will be a change of control of the Company in the event that the acquisition of Lincoln Gold is completed.

Lincoln Gold is a Nevada corporation incorporated on September 25, 2003 and has been engaged in the acquisition of mineral properties since inception. To date, Lincoln Gold has not performed any exploration work on its properties. Lincoln Gold has acquired the following interest in mineral projects located in Nevada:

A.
Lincoln Gold has an option to earn a 100% interest in a property known as the “Hannah Project”. The option is subject to a net smelter royalty in favor of the owner and requires Lincoln Gold to make cash payments totaling $210,000 over a six year term.

B.
Lincoln Gold has an option to earn a 100% interest in a property known as the “Lincoln Flat Project”. The option is subject to a net smelter royalty in favor of the owner and requires Lincoln Gold to make cash payments totaling $210,000 over a six year term.

C.	Lincoln Gold has staked 32 unpatented lode mining claims just east of the Simpson Park mountains within a central portion of the Battle Mountain-Eureka Trend.

All of Lincoln Gold’s projects are at the exploration stage and there is no assurance that any of Lincoln Gold’s mining claims contain a commercially viable ore body. The Company plans to undertake further exploration of Lincoln Gold’s properties in the event that the acquisition is completed. The Company anticipates that it will require additional financing in order to pursueexploration of these claims. The Company does not have sufficient financing to undertake this exploration work at present and there is no assurance that the Company will be able to obtain the necessary financing.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired. None.

(b)	Pro forma Financial Information. None.

(c)	Exhibits.

Exhibit	Description

10.1	Form of share purchase agreement dated March 15, 2004 between the Company and the U.S. shareholders of Lincoln Gold Corp.

10.2	Form of share purchase agreement dated March 15, 2004 between the Company and the Non-U.S. shareholders of Lincoln Gold Corp.

99.1	Press release dated March 16, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADEN TECHNOLOGIES INC.

Date: March 15, 2004
	By:	/s/ Peter Bell

PETER BELL, PRESIDENT